AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT to the Fund Administration Servicing Agreement dated as of September 15, 2015, as amended (the "Agreement"), is entered into as of the last date on the signature page by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Panagram BBB-B CLO ETF as a new series of the Trust, to the Agreement and to add the corresponding fee schedule applicable to the Panagram BBB-B CLO ETF as Exhibit U to the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the patties agree to amend the Agreement and add the following series of Series Portfolios Trust:

•Exhibit U is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

SERIES PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Ryan L. Roell	By: /s/ Jason Hadler
Name: Ryan L. Roell	Name: Jason Hadler
Title: President	Title: Sr. Vice President
Date: 10/25/2022	Date: 10/26/2022

Exhibit U to the Series Portfolios Trust Fund Administration Servicing Agreement

Name of Series

Panagram BBB-B CLO ETF
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external_legal counsel
(Subject to services provided; if applicable)
$ […] per project - one fund
$ […] per project - two funds
$ […] per project - three funds
$ […] per project - four funds Negotiated Fee - five funds and above
(Includes MST external counsel fee, subject to services provided; if applicable)

$ […] - Additional fee per sub-adviser for 2 or more sub-advisers
Additional fee of $[…] per drafting multi-manager exemptive application (does not include outside legal costs)

Above fees are applicable when all new funds are registered in same statutory prospectus.
Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched
Additional Regulatory Administration Services
•Subsequent new fund launch - $[…] per fund or as negotiated
•Drafting SEC exemptive order application for required relief, as negotiated
Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
•$ […] for first three active or inactive funds in same statutory prospectus
•$[…] for each additional active or inactive fund in the same statutory prospectus

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Postage, if necessary
•Federal and state regulatory filing fees
•Expenses from Board of Trustee meetings
•Third party auditing
•EDGAR/XBRL filing (may be charged by third-party or U.S. Bank)
•All other Miscellaneous expenses

Fund startup and registration fees are billed […]% following the selection of U.S. Bank and […]% […] days after the preliminary registration statement is filed with the SEC.

Extraordinary services - negotiated based upon specific requirements
•Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications

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Base Fee for Accounting, Administration, Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 where Panagram Structured Asset Management (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund2 Basis Points on Trust AUM2
Funds 1-5 $[...] First $[...] [...] bps
Funds 6-10 $[...] Next $[...] [...] bps
Funds 11+ $[...] Next $[...] [...] bps
Balance [...] bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund annual minimum. Should the fund basis point fee calculation exceed the fund annual minimum fee level calculation, the fees in excess of the annual minimum will be allocated to each fund based on the fund's AUM.

Once a fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, the Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive one-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a one-year period, the Adviser will be responsible for the balance of the minimum fees for the remainder of such one-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules, or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: "All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly.

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APPENDIX A
Accounting, Administration, and Transfer Agent Services (in addition to the Base Fee) Pricing Services
For daily pricing of each security (estimated […] pricing days annually)
•$[…] - Listed equity instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[…] - Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and
Government Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
•$[…] - Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
•$[…] - Bank Loans
•Derivative Instruments are generally charged at the following rates:
o$[…] - Interest Rate Swaps, Foreign Currency Swaps
o$[…] - Swaptions
o$[…] - Credit Default Swaps
$[…] Intraday money market funds pricing, up to 3 times per day

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs COO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Factor Services
Fee for ICE data used to monitor corporate actions
•$[…] per Foreign Equity Security per Month
•$[…] per Domestic Equity Security per Month
•$[…] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
•$[…] for the first fund (subject to Board approval)
•$[…] for each additional fund 2-5 (subject to change based on Board review and approval)
•$[…] for each fund over 5 funds
•$[…] per sub-adviser per fund (capped at $[…] per sub-adviser over the fund complex)
•Per adviser relationship, and subject to change based upon board review and approval
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$[…] per security per month
SEC Modernization Requirements
•Form N-PORT- $[…] per year, per fund
•Form N-CEN - $[…] per year, per fund
Section 15(c) Reporting
•$[…] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: [...] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full l 5(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15c reporting is subject to additional charges
•Standard data source - Morningstar; additional charges will apply for other data services

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Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form I 099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

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APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration &
Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
•Base fee - $[…] per fund per year
•Setup - $[…] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
•$[…] set up fee per fund complex
•$[…] per fund per month
C- Corp Administrative Services
•1940 Act C-Corp- U.S. Bank Fee Schedule plus $[…]
•1933 Act C-Corp - U.S. Bank Fee Schedule plus $[…]
Controlled Foreign Corporation (CFC)
•U.S. Bank Fee Schedule plus $[…]
Optional Tax Services:
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) - $[…] per year
•Additional Capital Gain Dividend Estimates - (First two included in core services) - $[…] per additional estimate
•State tax returns - (First two included in core services) - $[…] per additional return
Tax Reporting - C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & I 099 Breakout Analysis) - $[…]
•Prepare Federal and State extensions (If Applicable) - Included in the return fees
•Prepare provision estimates - $[…] Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities - $[…] per state return
•Sign state income tax returns - $[…] per state return
•Assist in filing state income tax returns - Included with preparation of returns
•State tax notice consultative support and resolution - $[…] per fund

Adviser's Signature Acknowledging the Fee Schedule on Next Page

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Panagram Structured Asset Management, LLC

By:	/s/ John E. Kim
Name:	John E. Kim
Title:	Chief Executive Officer
Date:	October 25, 2022

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